CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of NovaGold Resources Inc. ("the Company"), of our report dated March 3, 2004. This report relates to the financial statements which appear in the annual report of the Company on Form 40-F for the year ended December 31, 2003, filed on April 21, 2004, as amended on June 11, 2004 and June 14, 2004.

(signed) "PricewaterhouseCoopers LLP"

Chartered Accountants

Vancouver, British Columbia
July 12, 2004